UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2014 annual meeting of shareholders (the Annual Meeting) on April 24, 2014 in Houston, Texas. At the Annual Meeting, the Company’s shareholders (i) elected each of the three persons listed below to serve as a Class II director for a term expiring in 2017, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers and (iii) ratified the appointment of the Company’s independent registered public accounting firm for the 2014 fiscal year.

Of the 14,497,908 shares of the Company’s common stock outstanding as of the record date, 14,463,253 shares were represented at the Annual Meeting. The Company’s independent inspector of elections reported the vote of shareholders as follows:

Proposal 1:    Election of three Class II directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Gregory J. Cotter	13,055,606	104,781	1,302,866
Christopher M. Harding	12,907,551	252,836	1,302,866
John P. “Jack” Laborde	12,537,444	622,943	1,302,866

Proposal 2:    Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,863,941	240,426	56,020	1,302,866

Proposal 3:    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
14,413,040	35,279	14,934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	April 29, 2014